Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings Announces Second Quarter 2015 Revenue and Financial Results

CARLSBAD, CA, August 4, 2015 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today financial results for the second quarter ended June 30, 2015.

•	Second quarter consolidated net revenues of $46.6 million.

•	Second quarter adjusted EBITDA of $3.8 million, 8% of revenue.

•	Operational transformation initiative underway with a goal to significantly improve underlying cost structure over next 2-3 years.

Highlights of the Second Quarter 2015 and Recent Activities

Positive Progress Made Towards Alphatec’s Corporate Strategic Objectives

Financial

•	Consolidated revenues of $46.6 million as reported, or $50.2 million in constant currency.

•	Consolidated revenues were impacted by $3.6 million of foreign currency headwinds.

•	International revenues grew 23% in constant currency over the second quarter of 2014 and represent 42% of global revenues as reported.

Strategic Pillar #1: “Go-to-Market” Product Portfolio and R&D Pipeline

•	Established global, exclusive development and distribution agreement with Haider Biologics for Alphatec Neocore™ Osteoconductive Matrix, a synthetic scaffold used in bone regeneration, as well as future products. This contract provides unique opportunity for Alphatec to expand the Company’s biologics portfolio globally, which will help support our second strategic pillar of commercial expansion.

•	Arsenal™ Degen and Arsenal CBX™ launches well underway in the U.S. and we continue to see positive adoption among new and existing surgeon customers.

Strategic Pillar #2: Expand Global Commercial Participation

•	U.S. sales force expansion into 38 of the 40 unrepresented metropolitan markets complete as of August 3, 2015. Expansion provides a new commercial presence in large geographic markets for Alphatec and we believe this should accelerate topline expansion in the future.

•	Initial European Union sales distribution expansion 100% complete. Work is now underway to broaden global expansion into other international markets, providing additional opportunities for future topline improvement.

Strategic Pillar #3: Transform Manufacturing and Distribution Operations

•	Operational transformation underway to significantly improve our underlying cost structure and balance sheet by strategically outsourcing manufacturing and distribution - estimating completion by end of 2015.

“Partnering with outsourced manufacturing and distribution suppliers will allow us to repurpose cash into higher value activities such as integrated design, faster product delivery cycle-times, and efficient distribution of our products and instruments,” said Mike O’Neill, Chief Financial Officer of Alphatec Spine. “We are confident in this approach as we’ve been successfully using these partners to manufacture both our implants and instruments for several years, including Arsenal Degen and Arsenal CBX. Expanding our relationship through this outsourcing initiative will allow us to reach our operational transformation goals quickly and efficiently.”

-more-

“During the last twelve months, Alphatec has embarked on an overall company transformation to accelerate global growth and increase profitability,” said Jim Corbett, President and Chief Executive Officer of Alphatec Spine. “While our Q2 performance reflects the significant work we still have ahead of us, we have established a solid foundation for our strategic plans. I, together with the senior leadership team, am confident that we now have both the strategy and the structure to compete more effectively and broadly in the spinal fusion market.”

Quarter Ended June 30, 2015

Consolidated net revenues for the second quarter of 2015 were $46.6 million as reported, down 12.3% compared to $53.2 million reported for the second quarter of 2014, or down 5.6% on a constant currency basis. Consolidated revenues were impacted by $3.6 million in the second quarter due to declines in the valuation of the Japanese Yen and Euro against the U.S. Dollar.

U.S. net revenues for the second quarter of 2015 were $27.2 million, down 21.1%, compared to $34.5 million reported for the second quarter of 2014.

International net revenues for the second quarter of 2015 were $19.4 million, up 4.0% compared to $18.6 million for the second quarter of 2014, or up 23.0% on a constant currency basis.

Consolidated gross profit and gross margin for the second quarter of 2015 were $27.5 million and 59.0%, respectively, compared to $36.1 million and 67.9%, respectively, for the second quarter of 2014.

Gross profit declined 23.8% from the second quarter of 2015 primarily as a result of lower U.S. sales volume, foreign currency translation effects and global geographic mix.

Gross margin declined 8.9 percentage points compared to prior year as a result of unfavorable variation in regional and product mix, where international margins are typically lower, as well as write offs related to manufacturing and product lifecycle management.

Total operating expenses for the second quarter of 2015 were $30.4 million, reflecting a decrease of approximately $3.9 million compared to the second quarter of 2014, and down 4.5% sequentially. This decrease is primarily attributable to lower commission expenses as a result of lower U.S. sales volume, as well as savings in marketing, R&D and G&A functions.

GAAP net loss for the second quarter of 2015 was $3.9 million or ($0.04) per share (basic and diluted), compared to a net loss of $2.9 million, or ($0.03) per share (basic and diluted) for the second quarter of 2014.

Adjusted EBITDA in the second quarter of 2015 was $3.8 million, or 8.0% of revenues, compared to $7.7 million, or 14.4% of revenues reported in the second quarter of 2014. Second quarter 2015 adjusted EBITDA represents net income excluding effects of interest, taxes, depreciation, amortization and stock-based compensation.

Cash and cash equivalents were $8.9 million at June 30, 2015, compared to $11.4 million reported at March 31, 2015. Additionally, the Company has reported $4.6 million of restricted cash, which must be used for future payment obligations associated with the Orthotec settlement.

2015 Financial Guidance

“The first half of this year we have been making significant changes to our business and investing in transforming our commercial model, which we believe will position us for a stronger second half of 2015 and 2016,” said Mike O’Neill, Chief Financial Officer. “Based on our first half results, as well as our expectations for full ramp up of our commercial expansion, we are revising our full year guidance for both revenue and adjusted EBITDA. While our corporate transformation is taking us longer than we anticipated, we remain confident in our plans and the entire Alphatec team continues to execute against each of our strategic pillars.”

-more-

The Company is adjusting full year 2015 constant currency revenue guidance to -2.5% to 1.3% versus 2014, which represents a range of revenue in constant currency of $202 million to $210 million. Additionally, the Company is revising guidance expectations for annual adjusted EBITDA to $22 million to $26 million in 2015.

Conference Call

Alphatec Spine will webcast its Quarterly Update Call today at 5:00 p.m. EDT / 2:00 p.m. PDT. Jim Corbett, President and CEO of Alphatec Spine, will lead the call. During the call the Company plans to provide further details underlying its second quarter 2015 financial results.

To access the webcast, please log on to www.alphatecspine.com approximately fifteen minutes prior to the call to register, download and install any necessary audio software. For those without access to the internet, the live call may be accessed by phone by calling toll-free (877) 556-5251 (U.S. / Canada) or (720) 545-0036 (international), participant passcode number 89016351. A replay of the call will also be available on the investor relations section of Alphatec Spine’s website for at least 30 days.

Non-GAAP Information

Alphatec Spine reports certain non-GAAP financial measures such as non-GAAP earnings and earnings per share, adjusted for effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, and restructuring expenses. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, in process research and development (IPR&D) expenses and other non-recurring income or expense items, such as severance expenses, litigation expenses, damages associated with ongoing litigation and transaction-related expenses. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. These non-GAPP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company’s mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to

-more-

differ materially from those described in the forward looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include the references to Alphatec Spine’s 2015 revenue guidance and 2015 adjusted EBITDA guidance; the success of the Company’s initiatives to drive global sales growth, increase margins and increase operating efficiencies; and the success of the Company in achieving its three strategic pillars, and the Company’s ability to implement a plan that will ensure that it competes more effectively in the marketplace, expands global participation, and improves operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties in the Company’s ability to execute upon is strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including Alphatec Neocore, Arsenal Degen and Arsenal CBX; failure to successfully implement streamlining and lean activities to create anticipated savings; failure to obtain FDA clearance or approval or international regulatory approvals for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; continuation of favorable third party payor reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any material litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec and Cross Medical settlement agreements. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer

Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

czedelmayer@alphatecspine.com

-more-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$46,633	$53,167	$95,280	$102,340
Cost of revenues	18,745	16,600	34,080	32,033
Amortization of acquired intangible assets	361	447	730	893

Total cost of revenues	19,106	17,047	34,810	32,926

Gross profit	27,527	36,120	60,470	69,414
	59.0%	67.9%	63.5%	67.8%
Operating expenses:
Research and development	3,912	4,534	7,763	8,715
Sales and marketing	16,644	19,837	34,839	37,896
General and administrative	9,241	9,241	18,379	23,463
Amortization of acquired intangible assets	669	757	1,346	1,515
Restructuring expenses	(112)	(90)	(172)	686

Total operating expenses	30,354	34,279	62,155	72,275

Operating income (loss)	(2,827)	1,841	(1,685)	(2,861)
Interest and other income (expense), net	(867)	(4,429)	(5,668)	(5,731)

Loss from continuing operations before taxes	(3,694)	(2,588)	(7,353)	(8,592)
Income tax provision	253	307	1,155	976

Net loss	$(3,947)	$(2,895)	$(8,508)	$(9,568)

Net loss per common share
Basic and diluted net loss per share	$(0.04)	$(0.03)	$(0.09)	$(0.10)

Weighted-average shares - basic and diluted	99,258	96,922	99,187	96,860

-tables to follow-

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$8,898	$19,735
Restricted Cash	4,400	4,400
Accounts receivable, net	38,857	40,440
Inventories, net	41,237	41,747
Prepaid expenses and other current assets	4,203	5,466
Deferred income tax assets	2,479	1,324

Total current assets	100,074	113,112
Property and equipment, net	23,834	26,040
Goodwill	163,752	171,333
Intangibles, net	24,885	30,259
Other assets	1,627	4,179

Total assets	$314,172	$344,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,422	$10,130
Accrued expenses	28,147	35,393
Deferred revenue	1,001	1,300
Common stock warrant liabilities	6,985	8,702
Current portion of long-term debt	6,753	8,076

Total current liabilities	53,308	63,601
Total long term liabilities	103,674	108,765
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	133,587	148,954

Total liabilities and stockholders’ equity	$314,172	$344,923

-tables to follow-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating income (loss), as reported	$(2,827)	$1,841	$(1,685)	$(2,861)
Add back:
Depreciation	2,836	3,102	5,627	6,352
Amortization of intangible assets	1,559	398	1,884	795
Amortization of acquired intangible assets	1,030	1,204	2,076	2,408

Total EBITDA	2,598	6,545	7,902	6,694
Add back significant items:
Stock-based compensation	1,265	1,195	2,518	2,139
Litigation settlement and trial costs	—	—	—	4,779
Restructuring and other charges	(112)	(90)	(172)	722

EBITDA, as adjusted for significant items	$3,751	$7,650	$10,248	$14,334

Net loss, as reported	$(3,947)	$(2,895)	$(8,508)	$(9,568)
Add back:
Amortization of acquired intangible assets	1,030	1,204	2,076	2,408
Amortization of intangible assets	1,559	398	1,884	795
Litigation settlement and trial costs	—	—	—	4,779
Restructuring and other charges	(112)	(90)	(172)	722
Warrant fair value adjustment	(1,832)	923	(1,717)	805

Net loss, as adjusted for significant items	$(3,302)	$(460)	$(6,437)	$(59)

Net loss per common share - basic	$(0.04)	$(0.03)	$(0.09)	$(0.10)
Add back:
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Amortization of intangible assets	0.02	0.00	0.02	0.01
Litigation settlement and trial costs	—	—	—	0.05
Restructuring and other charges	(0.00)	(0.00)	(0.00)	0.01
Warrant fair value adjustment	(0.02)	0.01	(0.02)	0.01

Net loss per common share - basic and diluted as adjusted for significant items	$(0.03)	$(0.00)	$(0.06)	$(0.00)

-tables to follow-

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended				% Change
	June 30,		% Change	% Change	Foreign
	2015	2014	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$27,247	$34,518	-21.1%	-21.1%	0.0%
International	19,386	18,649	4.0%	23.0%	-19.1%

Total revenues	$46,633	$53,167	-12.3%	-5.6%	-6.7%

Gross profit by geographic segment
U.S.	$15,988	$24,781
International	11,539	11,339

Total gross profit	$27,527	$36,120

Gross profit margin by geographic segment
U.S.	58.7%	71.8%
International	59.5%	60.8%

Total gross profit margin	59.0%	67.9%

	Six Months Ended				% Change
	June 30,		% Change	% Change	Foreign
	2015	2014	As Reported	Operations	Currency
Revenues by geographic segment
U.S.	$57,714	$66,568	-13.3%	-13.3%	0.0%
International	37,566	35,772	5.0%	23.8%	-18.8%

Total revenues	$95,280	$102,340	-6.9%	-0.3%	-6.6%

Gross profit by geographic segment
U.S.	$37,567	$47,832
International	22,903	21,582

Total gross profit	$60,470	$69,414

Gross profit margin by geographic segment
U.S.	65.1%	71.9%
International	61.0%	60.3%

Total gross profit margin	63.5%	67.8%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2015 revenues due to the change in foreign exchange rates for the periods presented.

###